                       SECURED AND GUARANTEED PROMISSORY NOTE


$2,342,000.00                                               New York, New York
                                                             February 24, 1997

          FOR VALUE RECEIVED, the undersigned AVIATION DISTRIBUTORS, INC., a Delaware corporation (the "Borrower") having its principal place of business at One Capital Drive, Lake Forest, California, 92630, hereby unconditionally promises to pay to the order of BNY FINANCIAL CORPORATION (the "Lender") at the office of the Lender located at 1290 Avenue of the Americas, New York, NY 10104, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION THREE HUNDRED AND FORTY TWO THOUSAND DOLLARS ($2,342,000.00), when the same shall become due in accordance with
Section 4 hereof. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount of this Secured and Guaranteed Promissory Note (hereinafter, this "Note") from time to time from the date hereof at a rate or rates per annum as specified in Section 2 hereof until such amount is paid in full (both before and after judgment). Interest shall be payable on each Interest Payment Date (as defined in Section 1 hereof), commencing on the first such date to occur after the date hereof, on the Final Maturity Date (as defined in Section 1 hereof) and on any date of payment in full on the unpaid principal amount hereof. Interest shall be calculated in the manner set forth in Section 2 hereof. If any payment of or under this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Section 1. DEFINITIONS. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Credit Agreement. In addition, the following definitions shall be applicable to this Note:

          "AMENDED AND RESTATED GUARANTEE": that certain Amended and Restated Guarantee, dated as of the date hereof, from the Guarantor to the Lender.

          "BILL OF SALE": that certain Bill of Sale dated February 19, 1998 from Aerolease Financial Group, Inc. to the Borrower.

          "CLOSING DATE": the date that the conditions contained in Section 8(c) of this Note are satisfied or waived.

          "CREDIT AGREEMENT": That certain Credit and Security Agreement made as of June 25, 1997, by and between the Lender and the Borrower, as amended to the date hereof, including, without limitation, by that letter agreement, dated September 8, 1997 from the Lender to the Borrower, and as the same may be further amended from time to time.

          "CREDIT DOCUMENTS":  The Credit Agreement and the Ancillary Documents.

          "ENGINE PURCHASE AGREEMENT": that certain Aircraft Engine Sales Agreement, entered into on the 24th of November 1997, by and between Aerolease Financial Group and the Borrower.

          "FINAL MATURITY DATE":  April 27, 1998.

          "GUARANTOR": Osamah S. Bakhit, guarantor under the Amended and Restated Guaranty Agreement.

          "INTEREST PAYMENT DATE": the last day of each of February 1998, and March 1998.

          "LOAN PARTY": each of the Borrower, the Guarantor, the Third-Party Pledgeholder and the Voting Trustee (collectively referred to herein as the "LOAN PARTIES").

          "LOCKBOX ACCOUNT" shall mean that certain post office box identified as Aviation Distributors, Inc., P.O. Box 905420, Charlotte, North Carolina 28230-5420, to the attention of First Chicago National Processing Corporation Lockbox Number 090520.

          "NOTE AIRCRAFT ENGINE": A CFM Incorporated CFM56-2C1 Model Engine, bearing manufacturer's serial number 692501.

          "NOTE AIRCRAFT ENGINE PARTS": any and all components of the Note Aircraft Engine on and after the commencement of the "parting out" of such engine.

          "NOTE DOCUMENTS": This Note, the Third Party Pledge Agreement, the Bill of Sale, the Engine Purchase Agreement, the Amended and Restated Guarantee and the Stock Pledge Agreement, and each other agreement, certificate, document or instrument, including without limitation financial and other statements, heretofore, simultaneously or in the future executed by or on behalf of the Borrower and delivered to the Lender in connection with the Term Loan or the Note, the

Third Party Pledge Agreement, the Bill of Sale, the Engine Purchase Agreement, the Amended and Restated Guarantee or the Stock Pledge Agreement.

          "NOTE EVENT OF DEFAULT":  any of the events specified Section 4(b)(i),
(ii), or (iii) hereof.

          "STOCK PLEDGE AGREEMENT": that certain Stock Pledge Agreement, dated as of the date hereof, made by the Guarantor and the Voting Trustee in favor of the Lender.

          "TERM LOAN": the loan of $2,342,000.00 made by Lender to Borrower on the date hereof and evidenced by this Note.

          "THIRD PARTY PLEDGE AGREEMENT": that certain Third Party Pledge Agreement, by and among Lender, Borrower and the Third Party Pledgeholder.

          "THIRD PARTY PLEDGEHOLDER": Sochata-Engines Overhaul, a corporation organized under the laws of France.

          "THIRTY-DAY PERIOD": Each period of thirty consecutive calendar days commencing with the date hereof, in the case of the first such period, and commencing on the day immediately following the last day of the immediately preceding period, in all other cases.

          "VOTING TRUSTEE": Dirk O. Julander, under that certain Trust Agreement, made as of November 17, 1997, by and among the Guarantor, the Borrower and Dirk O. Julander, as trustee.

          Section 2. INTEREST. (a) The unpaid principal amount on this Note shall bear interest at the Prime Rate plus three percent (3%) per annum.

          (b) If all or a portion of (i) the principal hereof or (ii) any interest payable thereon shall not be paid when due (whether upon demand or otherwise), such overdue amount shall bear interest at the interest rate applicable pursuant to Section 2(a) hereof plus two percent (2%) per annum.

          (c) Interest shall be calculated on the basis of actual days elapsed over a three hundred and sixty (360) day year.

          (d) Interest shall be payable in arrears on each Interest Payment Date, on the Final Maturity Date, and on any date of payment in full of the unpaid principal amount hereof.

          (e) In no event shall any interest charged hereunder be in excess of the maximum rate permitted by law to be charged by the Lender.

          Section 3. TAXES. All payments made by the Borrower under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Lender or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable to the Lender as a result of any such failure. The agreements in this section shall survive the payment of this Note.

          Section 4. MATURITY; ACCELERATION UPON NOTE EVENTS OF DEFAULT AND CREDIT AGREEMENT EVENTS OF DEFAULT. (a) Portions of the principal on this Note, in the respective amounts set forth in Schedule I hereto under the heading "Principal", shall automatically become due and payable on the dates set forth on such Schedule I opposite such amounts, without presentment, demand, protest or notice, all of which are hereby waived, and the entire unpaid principal of and accrued interest on and all other amounts owing under this Note shall automatically become due and payable on the Final Maturity Date immediately, without presentment, demand, protest or notice, all of which are hereby waived.

          (b)  If any of the following events shall occur and be continuing:

          (i) The Borrower shall fail to pay any principal when due in accordance with the terms hereof or the Borrower shall fail to pay any interest or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

          (ii) Any representation or warranty made or deemed made by the Borrower or any other Loan Party in this Note or in any other Note Document furnished by Borrower or any other Loan Party, or on behalf of any of them, at any time under or in connection with this Note or any other Note Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (iii) The Borrower shall fail to comply with the provisions of
     Section 8(b) hereof;

          (iv) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in this Note other than as provided in clauses (i) and (iii) of this Section 4(b) or in any other Note Document and such default shall continue unremedied for a period of 30 days; or

          (v)   an Event of Default shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in subsections (i), (j) and (k) of Section 18 of the Credit Agreement with respect to the Borrower, automatically the entire principal amount of this Note (with accrued interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (B) if such event is any other Event of Default or a Note Event of Default, the Lender may by notice to the Borrower, declare the entire principal amount of this Note (with accrued interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Notwithstanding the foregoing, the existence and continuation of the Events of Default specifically identified on Exhibit B hereto shall not cause the amounts owing under this Note to become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          Section 5.  REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants to the Lender that:

          (i) (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) it has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) it is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) it is in compliance with all Requirements of Law.

          (ii) It has the power and authority, and the legal right, to make, deliver and perform the Note Documents and to borrow hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Note (including without limitation, the borrowings on the terms and conditions hereof) and to authorize the execution, delivery and performance of all of the other Note Documents.

          (iii) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Note Documents.

          (iv) Each Note Document has been or will be duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Note Document when executed and delivered will constitute a legal, valid and binding obligation of each Loan Party that is a party thereto enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (v) Except as described in Exhibit A hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to its knowledge, threatened by or against any of the Loan Parties, or against any of its properties or revenues with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby.

          (vi) Upon payment in full of $2,142,000.00 to Aerolease Financial Group, Inc., the Borrower will own the Note Aircraft Engine and the Note Aircraft Engine Parts free and clear of all Liens other than the Lien of the Lender under the Credit Documents and the Note Documents.

          (vii) Upon execution and delivery of the Third Party Pledge Agreement, Lender shall have a first priority, perfected security interest in and to the Note Aircraft Engine and the Note Aircraft Engine Parts.

          (viii) Exhibit B sets forth a description of all Events of Default that have occurred and are continuing under the Credit Agreement on the date hereof and each of the representations and warranties of each Loan Party in each Credit Document is true in all material respects on the date hereof except and only to the extent that the same relate to the matters giving rise to such Events of Default.

          Section 6. FEES. (a) Simultaneously with the making of the Term Loan, the Borrower shall pay to the Lender a $200,000.00 closing fee. The Borrower hereby authorizes the Lender to withhold said fee from the proceeds of the Term Loan and to pay itself the same on behalf of the Borrower.

          (b) If the outstanding principal amount of this Note exceeds $1,071,000.00 on each day of a Thirty-Day Period, Borrower shall pay to Lender an overadvance fee of $100,000.00 on the Business Day next succeeding the last day of such Thirty-Day Period.

          Section 8.  CERTAIN ACKNOWLEDGMENTS, AFFIRMATIONS AND COVENANTS.

          (a)  Borrower hereby acknowledges and agrees that:

               (i) The Credit Agreement and each of the Ancillary Documents is in full force and effect and is hereby ratified and affirmed in all respects.

               (ii) Each of this Note and the other Note Documents constitute Ancillary Documents and this Note and all amounts due hereunder constitute Obligations, in each such case for all purposes under the Credit Agreement.

               (iii) The Note Aircraft Engine and Note Aircraft Engine Parts constitute Collateral subject to the Lien of the Lender under the Credit Documents and the Third Party Pledge Agreement and the Lien of the Lender in the Collateral secures the payment by the Borrower of all amounts due hereunder and the performance by the Borrower of each of its obligations hereunder. For the avoidance of doubt, the Borrower hereby grants to the Lender a security interest in the Collateral to secure such payment and performance.

               (iv) The Note Aircraft Engine Parts constitute Aircraft Inventory and shall be held and maintained by the Borrower in accordance with the provisions of the Credit Documents, including, without limitation, the maintenance, insurance, protection of the Lender's security interest and further assurance provisions thereof.

               (v) None of the Note Aircraft Engine Parts shall constitute Eligible Inventory until all amounts due hereunder shall have been paid in full and such Note Aircraft Engine Parts otherwise meet the terms of the definition thereof in the Credit Agreement.

               (vi) Except as set forth in Section 4(b) above, Lender has not waived any of its rights in respect of any of the Events of Default described in Exhibit B hereto.

          (b) The Term Loan has been made to enable Borrower to acquire the Note Aircraft Engine Parts and to pay certain fees due hereunder and the proceeds of the Term Loan will be used solely for such purposes. As soon as reasonably practicable after the date hereof, the Borrower shall cause the Note Aircraft Engine to be parted out and shall exercise commercially reasonable efforts to sell the Note Aircraft Engine Parts. No later than twenty-one days after the date hereof, either the Lien of the Lender in the Note Aircraft Engine and Note Aircraft Engine Parts shall, to Lender's sole satisfaction, be a first-priority, perfected Lien, or Borrower shall have caused the Note Aircraft Engine to have been parted out and all or substantially all of the Note Aircraft Engine Parts to have been sold. All proceeds from the sale of the Note Aircraft Engine Parts shall be deposited in the Lockbox Account and applied to the repayment of the Revolving Credit Advances in accordance with the Credit Documents.

          (c) On or before the Closing Date, the Borrower shall have delivered to the Lender, duly executed copies of the following agreements and documents:

               (i)  the Amended and Restated Guarantee;

               (ii) the Stock Pledge Agreement and the Pledged Stock (as defined in the Stock Pledge Agreement);

               (iii) a certificate of the Chief Operating Officer or the Chief Executive Officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that (i) each of the representations and warranties of the Borrower contained in the Note Documents is true in all material respects, (ii) to the best of his knowledge, each of the representations and warranties of the Guarantor and the Voting Trustee contained in the Note Documents is true in all material respects and (iii) that each of the conditions of this paragraph (c) of Section 8 have been satisfied and;

               (iv) such other agreements, documents or instruments as the Lender may in its sole discretion require;

               (v) an opinion of counsel to the Borrower in form and substance satisfactory to the Lender and covering such matters as the Lender may in its sole discretion require; and, if reasonably practicable, the Third Party Pledge Agreement.

               (vi) If a duly executed copy of the Third Party Pledge Agreement cannot be reasonably practicably delivered by the Borrower to the Lender before or simultaneously with the execution and delivery of this Note, then the Borrower shall exercise its best efforts to cause the same to be executed and delivered to the Lender as soon as possible thereafter.

          Section 9.  MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. This Note may not be amended, supplemented or modified except in accordance with the provisions of this
Section 9 (a). The Lender may, from time to time, (i) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Note or changing in any manner the rights of the Lender or the Borrower hereunder or (ii) waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Note or any default by the Borrower hereunder and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lender and all future holders of this Note. In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder, and any default hereunder waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default hereunder, or impair any right consequent thereon.

          (b) NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with the provisions of the Credit Agreement.

          (c) PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (i) to pay or reimburse the Lender for its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Note and the other Note Documents, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Lender, (ii) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note and the other Note Documents, including, without limitation, the fees and disbursements of counsel to the Lender, (iii) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Note and the other Note Documents, and
(iv) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with any claim, litigation, investigation, arbitration or proceeding relating to this Note and the other Note Documents (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall not have any obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this Section 9 (c) shall survive repayment of this Note.

          (d) SUCCESSORS AND ASSIGNS. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and all future holders of this Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Note without prior written consent of the Lender.

          (e) SEVERABILITY. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (f) GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             AVIATION DISTRIBUTORS, INC.

                                             By: /s/ Kenneth A. Lipinski
                                                -------------------------------
                                                 Title: Chief Operating Officer

                                                                  Schedule I to
                                                                           NOTE

                             PRINCIPAL REPAYMENT SCHEDULE

               Date                                         Principal
               ----                                         ---------
     March 17, 1998                                        $1,600,000.00

     April 27, 1998                                        $  742,000.00

                                                                      EXHIBIT A

                            AVIATION DISTRIBUTORS, INC.
                                 LITIGATION SUMARY

1.   Shareholder Suits (Class Actions)

Description                        Date Filed               Court
-----------                        ----------               -----
Kim Thoa Nguyen v. ADI,
Osamah S. Bakhit, ET AL            October 8, 1997          U.S. District Court
                                                            Central
                                                            District of
                                                            California

Alan Green v. ADI,
Osamah S. Bakhit,  ET AL           October 9, 1997          U.S. District Court
                                                            Central District of
                                                            California

Sharon Tate v. ADI,
Osamah S. Bakhit, ET AL            October 21, 1997         U.S. District Court
                                                            Central District of
                                                            California

2.   Other Litigation

Description                        Date Filed               Court
-----------                        ----------               -----
Anylem Kidane and Aflink. Inc v.
ADI, Osamah S. Bakhit, ET AL       April 17, 1996           Orange County
                                                            Superior Court
(Claim for profit participation
form an Airline sale)

Techalloy Co., Inc. v. ADI,
Osamah S. Bakhit, ET AL            October 7, 1997          Orange County
                                                            Municipal Court
(Claim for payment on sale
of goods)

Said El Turk v. ADI,
Osamah S. Bakhit, ET AL            November 6, 1997         Orange County
                                                            Superior Court
(Claim for money damages
on the sale of plane)



M&M Aircraft v. ADI,
Osamah S. Bakhit, ET AL            December 31, 1997        Circuit Court of the
                                                            11th District
                                                            Dade County, Florida
(Claim for recovery of
repair costs from purchase
of allegedly faulty parts
from ADI)

3.   Ongoing Investigations

Investigation being conducted by the United States Securities and Exchange Commission captioned IN THE MATTER OF AVIATION DISTRIBUTORS, INC., File No. HO-3319.

Federal Grand Jury investigation being conducted by the United States Attorney's Office for the Central District of California and the Federal Bureau of Investigation. There is no formal caption or title for this Grand Jury investigation.

                                                                      EXHIBIT B

                                 EVENTS OF DEFAULT